UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 23, 2006
APPLICA INCORPORATED

(Exact name of Registrant as specified in its charter)
Commission File Number 1-10177

Florida	59-1028301

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3633 Flamingo Road, Miramar, Florida	33027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 883-1000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
     ☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 23, 2006, Applica Incorporated (“Applica”), NACCO Industries, Inc. (“NACCO”), and HB-PS Holding Company, Inc., a wholly owned subsidiary of NACCO (“Hamilton Beach/Proctor-Silex”), entered into definitive agreements whereby NACCO will spin off its Hamilton Beach/Proctor-Silex business to NACCO’s stockholders and, immediately after the spin-off, Applica will merge with and into Hamilton Beach/Proctor-Silex. The combined public company will be named Hamilton Beach, Inc.
     Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), the outstanding shares of Applica common stock will be converted into the right to receive a number of shares of Hamilton Beach, Inc. Class A common stock equal to 25 percent of the aggregate number of shares of Hamilton Beach, Inc. common stock outstanding immediately following the merger. The terms of the Merger Agreement include customary representations and warranties by each of the parties, as well as certain restrictions and limitations on future transactions of Applica prior to the closing of the merger, including acquisitions, dispositions, additional borrowings, issuance of equity and changes in employee benefit plans.
     The merger, which was approved by the Board of Directors of Applica, will be tax-free to stockholders of Applica. The merger is subject to approval by Applica’s shareholders and to other customary closing conditions, including (a) receipt of regulatory approvals, (b) the absence of legal impediments prohibiting the transactions, (c) the completion of the spin off of Hamilton Beach/Proctor-Silex; (d) the effectiveness of the registration statement concerning the shares of Hamilton Beach, Inc. Class A common stock to be issued to Applica shareholders in connection with the merger, (e) approval of the listing of the Hamilton Beach, Inc. Class A common stock on the NYSE or the NASDAQ, (f) the parties’ performance of their respective covenants, including the repayment of certain of Applica’s outstanding indebtedness, and (g) receipt of customary tax opinions to the effect that the merger will constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended.
     The Merger Agreement contains certain termination rights for Applica. If the Merger Agreement is terminated as the result of a superior offer, Applica may be required to pay NACCO a termination fee of $4.0 million, plus up to $2.0 million of reasonable documented, third party, out-of-pocket expenses.
     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the actual terms of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein in its entirety.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 26, 2006	Applica Incorporated
	By:	/s/ Terry Polistina
Terry Polistina, Chief Operating Officer and
Chief Financial Officer of Applica Incorporated

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated July 23, 2006 by and between Applica Incorporated and HB-PS Holding Company, Inc. and NACCO Industries, Inc. for the specific purposes therein provided

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